UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50387	33-0844285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 371-9100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 2, 2008, RedEnvelope, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter (the “Letter”) stating that Nasdaq had previously notified the Company that if it had not held an annual meeting of stockholders by April 1, 2008 the Company’s common stock would be subject to delisting. The Letter notes that the Company is not in compliance with the requirements for continued listing on the Nasdaq Capital Market set forth in Marketplace Rules 4350(e) and 4350(g). The Company is considering whether to appeal this determination and possible delisting pursuant to the procedures set forth in the Nasdaq Market Place Rule 4800 Series. However, there can be no assurances that the Company’s appeal, if made, will be acceptable to Nasdaq. If the Company’s appeal is not successful, or if an appeal is not timely made, its common stock may be delisted from the Nasdaq Capital Market.

The Company issued a press release announcing that it had received the Letter from Nasdaq on April 9, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 9, 2008	REDENVELOPE, INC.

	By:	/s/ Philip E. Neri
Philip E. Neri
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated April 9, 2008.